THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED UNLESS SO REGISTERED AND QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

PROMISSORY NOTE

$400,000.00 (Maximum)	June 29, 2016

FOR VALUE RECEIVED , the undersigned , AINA LE'A, INC., a Delaware corporation (the "Company"), hereby promises to pay to ADRIATIC VENTURES, LLC, a Delaware limited liability company, or its assigns ("Lender"), prior to or on the Maturity Date (defined below), subject to acceleration as set forth herein, the aggregate principal amount of all Advances (as defined below) (such amount, together with the amount of any interest that has accrued and been added to such amount in accordance with the terms of this Note, being referred to as the "Principal Amount "), in the manner set forth in Section 4, together with interest in like lawful money at the interest rate set forth in Section 3.

1.                  Defined Terms. For purposes of this Note, the terms listed below shall have the espective meanings set forth below:

1.1              "business day" means any day other than Saturday, Sunday or a legal holiday that banks located in Hawaii are not open for business ;

1.2              "Common Stock" means the Common Stock, par value $0.001 per share, of the Company;

1.3              "Maturity Date" the earlier of (i) July 30, 2016 or (ii) the date of the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company.

2.                  Advances. From time to time, the Company shall be entitled to borrow from Lender a principal amount or amounts to the extent that the sum of all unpaid principal amounts borrowed by Borrower hereunder does not, at any time, exceed Four-Hundred Thousand and No/ 100 Dollars ($400,000.00) (each an "Advance " and collectively, the "Advances"). The date and amount of each Advance shall be reflected on Schedule "A" hereto. In consideration of assistance in the origination of the loan made pursuant to this Note, the Company agrees to pay Lender a fee equal to three percent (3%) of each Advance (the "Advance Fee"). Each Advance Fee shall be funded by Lender under this Note and upon disbursement shall automatically constitute principal outstanding hereunder and cause a corresponding increase in the Principal Amount.

3.        Interest Rate. The unpaid principal amount of each Advance shall bear simple interest at an annual simple interest rate equal to three percent (3%), which shall accrue on a daily basis from the date on which the Advance was made. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

C 287566418v3

4.         Payment. Payment of interest and principal hereunder shall be made at the business address of the holder hereof. If the payments to be made by the Company shall be stated to be due on a date which is not a business day, such payment may be made on the next succeeding business day, and the interest payment on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Advances (applied in the order in which each particular Advance was made), and next in reduction of the outstanding principal balance of the Advances (applied in the order in which each particular Advance was made).

5.                  Prepayments of Principal or Interest. The Company may, at any time prior to the Maturity Date, prepay this Note in full and in part.

6.                  Acceleration. At Lender's option, the entire unpaid portion of the Principal Amount and all accrued but unpaid interest represented by this Note will become due and payable upon written notice of acceleration given by Lender to the Company immediately prior to or following any of the following (each, an "Event of Default "): (a) the Company shall fail to pay any portion of the Principal Amount, any interest on this Note or other sums due hereunder , within fifteen (15) calendar days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, (b) liquidation or dissolution of the Company, or any other termination or winding-up of its existence or business, (c) appointment of any receiver for the Company or its assets, (d) assignment by the Company for the benefit of its creditors, (e) material breach by the Company of this Note that is not cured within fifteen (15) days' notice thereof from Lender, (f) institution by or against the Company of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of a party 's debts, or (g) if this Note shall be cancelled, terminated , revoked or rescinded , or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Note shall be commenced by or on behalf of the Company or any of its subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment , order, decree or ruling to the effect that, this Note is illegal, invalid or unenforceable in accordance with the terms thereof.

7.                  Security. This Note is secured by the personal guaranty of Robert J. Wessels, pursuant to the terms and conditions of that certain Personal Guarantee, dated of even date herewith ("Personal Guarantee").

8.                  Representations and Warranties. The Company hereby represents and warrants to Lender as follows:

8.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company has all requisite corporate power and authority to own and operate its properties and assets, to issue this Note, and to perform its obligations under, and carry out the provisions of, this Note.

8.2	Authorization; Binding Obligations; Governmental Consents.

(a)               All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and issuance of this Note, and the performance of all obligations of the Company hereunder , have been taken prior to the date hereof. This Note is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)               No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and issuance of this Note.

8.3              Compliance with Other Instruments. Neither the Company nor any of its subsidiaries are in violation or default of any provision of its Charter or bylaws or similar organizational documents, or of any mortgage, indenture, contract, agreement, instrument, judgment , order, writ, decree or contract to which it is a party or by which it is bound or, to the best of Company 's knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries, which violation or default could reasonably be expected to have a material adverse effect. The issuance of this Note will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision , instrument, judgment , order, writ, decree or material contract, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries or the suspension, revocation , impairment, forfeiture, or nonrenewal of any permit, license, authorization , or approval applicable to the business, operations or any of the assets or properties the Company or any of its subsidiaries.

9.                  Covenants. Unless Lender shall otherwise agree in writing, the Company covenants and agrees that, so long as this Note is outstanding:

9.1      Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest under this Note and all other amounts provided for in this Note, all in accordance with the terms hereof;

9.2      Defaults. The Company will, promptly upon becoming aware thereof, notify Lender in writing of any Event of Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto;

10.              Waiver of Presentment, Etc. The Company hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note.

11.	Amendment; Waivers. Neither this Note nor any term hereof may be waived ,

amended, discharged , modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by the party granting the waiver. The failure of the holder hereof to exercise any of its rights, remedies, powers, or privileges hereunder in any instance will not constitute a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy.

12.              Payment of Collection Costs. The Company will pay on demand all costs of collection, including all court costs and reasonable attorneys ' fees, paid or incurred by Lender in enforcing this Note after default.

13.              Independent Responsibility; No Alter Ego. The Company, for and on behalf of itself and each of its heirs, executors, administrators, conservators, successors and assigns, agrees that the obligations of the Lender under this Note or applicable law are the sole, separate and distinct obligations of the Lender, that none of the Lender 's managers, members, officers, employees, directors, parents, sisters, subsidiaries, shareholders, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators , successors or assigns is responsible in any manner whatsoever for the debts, liabilities or obligations of the Lender, and that none of the Lender's managers, members, officers, employees, directors, parents, sisters, subsidiaries, shareholders, affiliates, partners , agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors or assigns is an alter-ego of the Lender or is in any manner vicariously , derivatively or otherwise liable for the debts, liabilities or obligations of the Lender.

14.              GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF HAWAII (WITHOUT REFERENCE TO PRINCIPLES OF CHOICE OF LAW).

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Schedule "A"

Advances

Date	Advance
June 29, 2016	$150,000

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note as an instrument under seal as of the date first above written.

AINA LE’A, INC.

By:	/s/ Robert J. Wessels
Name:	Robert J. Wessels
Title:	CEO

PERSONAL GUARANTY

THIS PERSONAL GUARANTY (this "Guaranty"), dated and effective as of June 29, 2016, is made by Robert J. Wessels, an individual ("Guarantor"), in favor of Adriatic Ventures, LLC, a Delaware limited liability company ("Creditor"), with reference to the following facts:

A.           Concurrently with the date hereof, Creditor entered into a to a Promissory Note of even date herewith (the "Note") pursuant to which Creditor will loan to Aina Le'a, Inc., a Delaware corporation (the "Debtor"), up to Four-Hundred Thousand and No/100 Dollars ($400,000.00) (the "Loan").

B.           Guarantor is an officer, director and principal shareholder of Debtor, who will directly benefit from the Contribution to Debtor.

C.                 As a condition to the Debtor's receipt of the Contribution, Creditor has required, and Guarantor has agreed to provide, this Guaranty.

NOW THEREFORE, in consideration of the forgoing recitals, and for other valuable consideration, Guarantor hereby agrees in favor of creditor as follows:

1.                  Guaranty. Guarantor unconditionally , absolutely and irrevocably guarantees and promises to pay to Creditor, or order, on demand, in lawful money of the United States of America and in immediately available funds, any and all indebtedness and obligations of the Debtor to Creditor under the Note (collectively "Guaranteed Obligations"). Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection. This Guaranty is a continuing guaranty of the Guaranteed Obligations, including any and all Guaranteed Obligations which are renewed, extended, compromised, refinanced or restructured from time to time. This Guaranty shall remain effective until the Guaranteed Obligations have been fully paid, performed and discharged as provided in Section 3.

2.                  Financial Condition of Debtor. Guarantor is presently informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor hereby covenants that Guarantor will continue to keep itself informed of Debtor's financial condition and of all other circumstances which bear upon risk of nonpayment or nonperformance. Guarantor hereby waives Guarantor's right, if any, to require, and Creditor is relieved of any obligation or duty to disclose to Guarantor, any information which Creditor may now or hereafter acquire concerning such condition or circumstances.

3.                  Termination of Guaranty. Guarantor's obligation under this Guaranty shall continue in full force and effect and this Guaranty shall not terminate until the Guaranteed Obligations are fully paid, performed and discharged.

4.                  Notices. All notices required or permitted by this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid , and properly addressed to the addresses specified below or at such other address as the party affected may designate in a written notice to such other party in compliance with this Section 4.

5.                  Miscellaneous. The headings of each section of this Guaranty are for convenience only and shall not define or limit the provisions thereof. This Guaranty and all rights and obligations hereunder shall be binding upon the Guarantor and its respective successors and assigns, and shall inure to the benefit of the Creditor and its successors and assigns. If any term of this Guaranty shall be held to be invalid, illegal or unenforceable , the validity of all other terms hereof shall in no way be affected thereby, and this Guaranty shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Guarantor acknowledges receipt of a copy of this Guaranty. This Guaranty may be amended, modified or supplemented only by a writing executed by Guarantor against whom enforcement is sought and Creditor. Any party may in writing waive any provision of this Guaranty to the extent such provision is for the benefit of the waiving party. This Guaranty embodies the entire agreement and understanding between the parties pertaining to the subject matter of this Guaranty , and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether verbal or written, of the parties, pertaining to that subject matter.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first written above.

/s/ Robert J. Wessels
Robert J. Wessels, an individual

Address for Notices

Guarantor:	Aina Le’a, Inc.
69-201 Waikoloa Beach Dr. Suite 2617
Waikoloa Hawaii 96738
Attn: Robert J. Wessels

Creditor:	Adriatic Ventures, LLC